INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of GlobalOptions Group, Inc., Post Effective Amendment No. 1 to Form SB-2 on Form S-3 of our report dated March 10, 2006, with respect to the financial statements of Secure Source, Inc. as of and for the years ended December 31, 2005 and 2004 appearing in the Form 8-K/A filed on July 25, 2006 by GlobalOptions Group, Inc. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ Weaver and Tidwell, L.L.P.

Weaver and Tidwell, L.L.P.
Fort Worth, Texas
January 31, 2008